Exhibit 99.J1

CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 50 to the Registration Statement of JPMorgan Trust I on Form N-1A (Nos. 333-103022 and 811-21295) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
ROPES & GRAY LLP

Washington, D.C.
February 22, 2007